Exhibit 99

FOR RELEASE 6:00 AM ET, July 31, 2012

Contact:                      Robert S. Tissue, Sr. Vice President & CFO
Telephone:                      (304) 530-0552
Email:                                rtissue@summitfgi.com

SUMMIT FINANCIAL GROUP REPORTS SECOND QUARTER 2012 RESULTS

MOOREFIELD, WV – July 31, 2012 (GLOBE NEWSWIRE) – Summit Financial Group, Inc. (“Company” or “Summit”) (NASDAQ: SMMF) today reported second quarter 2012 net income applicable to common shares of $719,000, or $0.09 per diluted share, compared with $831,000, or $0.11 per diluted share, for the second quarter of 2011. Second quarter 2012 results, as compared to the same period in 2011, were positively impacted by a lower provision for loan losses and reductions in noninterest expenses, and negatively impacted by higher charges to write-down foreclosed properties to estimated fair values and realized losses on the sales of assets, principally foreclosed properties.

Excluding from second quarter 2012 nonrecurring items (on a pre-tax basis) consisting of realized securities gains of $320,000, losses on sales of assets of $523,000, charges for other-than-temporary impairment (“OTTI”) of securities of $106,000 and write-downs of foreclosed properties of $1.63 million, and from second quarter 2011 realized securities gains of $318,000, gains on sales of assets of $77,000, OTTI of securities of $532,000, and write-downs of foreclosed properties of $689,000, pro forma second quarter 2012 earnings were approximately $1.94 million, or $0.22 per diluted share, compared to $1.35 million, or $0.17 per diluted share, for the year-ago period.

For the six months ended June 30, 2012, Summit recorded net income applicable to common shares of $2.22 million, or $0.27 per diluted share, compared with $509,000, or $0.07 per diluted share, for the comparable 2011 six-month period.

Excluding  from the six month period ended June 30, 2012 nonrecurring items (on a pre-tax basis) comprised of realized securities gains of $1.49 million, losses on sales of assets of $599,000, OTTI charges of $335,000 and write-downs of foreclosed properties of $3.54 million, and from the 2011 first six-month period realized securities gains of $1.95 million, gain on sale of assets of $147,000, OTTI charges of $1.76 million and write-downs of foreclosed properties of $4.13 million, pro forma earnings for first six months of 2011 were approximately $4.11 million, or $0.47 per diluted share, compared to $2.90 million, or $0.40 per diluted share, for the 2011 six month period.

Highlights for Q2 2012 include:

•	Achieved fifth consecutive quarter of positive quarterly earnings.

•	Earnings continue to be positively impacted by reduced provisions for loan losses.

•	Net interest margin remained unchanged compared to Q1 2012 and increased 11 basis points compared to Q2 2011.

•
Recorded charges of $1.63 million and $106,000, respectively, to write-down foreclosed properties and to recognize OTTI of securities, which were partially offset by $320,000 in realized securities gains.

•	Noninterest expenses remained well-controlled, declining 6.1 percent from the year-ago quarter.

•	Summit’s leverage capital ratio is at its highest level in five years and its total risk-based capital ratio is at highest level in eleven years.

H. Charles Maddy III, President and Chief Executive Officer of Summit, commented, “We are pleased by our continued progress having now achieved five consecutive quarters of profitability; I am particularly happy relative to our improved net interest margin, our increase in core noninterest income and our decrease in noninterest expenses during the first half of 2012. At the same time, we expect that our earnings will remain choppy in the near term as our foreclosed properties are re-appraised and written-down to estimated fair values on an ongoing basis. Reducing our portfolio of problem assets remains job one, and we did make some modest progress in this regard during Q2 2012. However, dispositions of foreclosed properties remain difficult as the recovery of our real estate markets to more normal levels is frustratingly slow -- particularly with respect to commercial and residential development properties.”

Results from Operations

Total revenue for the second quarter 2012, consisting of net interest income and noninterest income, was $10.8 million compared to $12.0 million for the second quarter 2011. For the year-to-date period ended June 30, 2012, total revenue was $22.5 million compared to $21.6 million for the same period in 2011.

Total revenue excluding nonrecurring items (as enumerated above) was $12.7 million for second quarter 2012 compared to $12.8 million for the same prior-year quarter, a decrease of 0.8 percent.  For the first half of 2012, total revenue excluding nonrecurring items was $25.5 million, and unchanged compared to the first half of 2011.

For the second quarter of 2012, net interest income remained relatively unchanged at $10.0 million, compared to $10.2 million reported in the prior-year second quarter and $10.0 million reported in the linked quarter. The net interest margin for second quarter 2012 was 3.20 percent compared to 3.09 percent for the year-ago quarter, and 3.20 percent for the linked quarter.

Noninterest income, consisting primarily of insurance commissions from Summit's insurance agency subsidiary and service fee income from community banking activities, for second quarter 2012 was $828,000 compared to $1.86 million for the comparable period of 2011. Excluding nonrecurring items (as enumerated above), noninterest income was $2.77 million for second quarter 2012, up $87,000 or 3.3 percent from the $2.68 million reported for second quarter 2011.

The provision for loan losses was $2.0 million for the second quarter of 2012 compared to $2.0 million and $3.0 million for the linked and year-ago quarters, respectively.

Noninterest expenses continue to be well-controlled, as total noninterest expense decreased 6.1% for the quarter to $7.3 million from the $7.9 million reported in second quarter 2011. Noninterest expense for the first half of 2012 remained nearly unchanged compared to the first half of 2011. Cost-saving initiatives continue in place and their impact remain beneficial.

Balance Sheet

At June 30, 2012, total assets were $1.42 billion, a decrease of $33.7 million, or 2.3 percent, and a decrease of $51.5 million, or 3.5 percent, since December 31, 2011 and June 30, 2011, respectively. Total loans, net of unearned fees, were $966.2 million at June 30, 2012, down $17.0 million, or 1.7 percent, from the $983.2 million reported at year end 2011.

All loan categories have declined since year end 2011, except for commercial real estate (“CRE”), the largest component of Summit’s loan portfolio, which increased $4.3 million. The second largest component of Summit’s loan portfolio, residential real estate, declined $3.2 million, or 1.0 percent, while construction and development (“C&D”) loans declined $9.8 million, or 10.2 percent and commercial (“C&I”) loans declined $7.0 million, or 7.0 percent.

At June 30, 2012, retail deposits were $767.4 million, a decrease of $16.6 million, or 2.1 percent, since year end 2011. During the first half of 2012, retail checking deposits grew $13.9 million, or 5.6 percent, to $261.0 million, while retail savings and time deposits declined during the same period by $4.3 million and $26.2 million, respectively, or 2.1 percent and 8.0 percent, respectively.  This reflects management’s ongoing effort to enhance Summit’s cost of funds by improving its deposit mix by attracting lower-cost checking deposits to replace higher-cost time deposits.

Long-term borrowings and subordinated debentures declined by 5.4 percent since year end 2011, as the Company paid down $16.6 million in maturing borrowings during this period.

Asset Quality

As of June 30, 2012, nonperforming assets (“NPAs”), consisting of nonperforming loans, foreclosed properties, and repossessed assets, were $106.1 million, or 7.49 percent of assets. This compares to $108.6 million, or 7.52 percent of assets at the linked quarter, and $105.3 million, or 7.18 percent of assets at June 30, 2011.

Second quarter 2012 net loan charge-offs were $2.6 million, or 1.08 percent of average loans annualized, while adding $2.0 million to the allowance for loan losses. The allowance for loan losses stood at $17.9 million, or 1.85 percent of total loans at June 30, 2012, compared to 1.80 percent at December 31, 2011.

Capital Adequacy

Total shareholders’ equity was $105.7 million as of June 30, 2012 compared to $102.6 million December 31, 2011.

Summit's depository institution, Summit Community Bank, Inc. (the “Bank”), remains well in excess of regulatory requirements for a "well capitalized" institution at June 30, 2012. The Bank’s total risk-based capital ratio improved to 14.3 percent at June 30, 2012 compared to 13.6 percent at December 31, 2011, while its Tier 1 leverage capital ratio improved to 9.3 from the 8.9 percent reported at December 31, 2011. Total common shares outstanding as of June 30, 2012 were 7,425,472.

About the Company

Summit Financial Group, Inc. is a $1.42 billion financial holding company headquartered in Moorefield, West Virginia. Summit provides community banking services primarily in the Eastern Panhandle and South Central regions of West Virginia and the Northern and Shenandoah Valley regions of Virginia, through its bank subsidiary, Summit Community Bank, Inc., which operates fifteen banking locations. Summit also operates Summit Insurance Services, LLC in Moorefield, West Virginia and Leesburg, Virginia.

FORWARD-LOOKING STATEMENTS

This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward-looking statements.

Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially.  Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and changes in the national and local economies.  We undertake no obligation to revise these statements following the date of this press release.

NON-GAAP FINANCIAL MEASURES

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America ("GAAP").  Specifically, Summit adjusted GAAP performance measures to exclude the effects of realized and unrealized securities gains and losses, gains/losses on sales of assets, and write-downs of foreclosed properties to estimated fair value included in its Statements of Income.  Management deems these items to be unusual in nature and believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of Summit's core business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q2 2012 vs Q2 2011

	For the Quarter Ended		Percent
Dollars in thousands	6/30/2012	6/30/2011	Change
Condensed Statements of Income
Interest income
Loans, including fees	$14,041	$14,956	-6.1%
Securities	2,225	3,125	-28.8%
Other	12	28	-57.1%
Total interest income	16,278	18,109	-10.1%
Interest expense
Deposits	3,360	4,667	-28.0%
Borrowings	2,947	3,282	-10.2%
Total interest expense	6,307	7,949	-20.7%
Net interest income	9,971	10,160	-1.9%
Provision for loan losses	2,001	3,000	-33.3%
Net interest income after provision
for loan losses	7,970	7,160	11.3%

Noninterest income
Insurance commissions	1,141	1,143	-0.2%
Service fees related to deposit accounts	1,075	1,057	1.7%
Realized securities gains	320	318	0.6%
Gain (loss) on sale of assets	(523)	77	NM
Other-than-temporary impairment of securities	(106)	(532)	-80.1%
Write-downs of foreclosed properties	(1,631)	(689)	136.7%
Other income	552	481	14.8%
Total noninterest income	828	1,855	-55.4%
Noninterest expense
Salaries and employee benefits	3,892	4,055	-4.0%
Net occupancy expense	490	481	1.9%
Equipment expense	603	581	3.8%
Professional fees	227	192	18.2%
FDIC premiums	500	586	-14.7%
Foreclosed properties expense	248	412	-39.8%
Other expenses	1,335	1,465	-8.9%
Total noninterest expense	7,295	7,772	-6.1%
Income before income taxes	1,503	1,243	20.9%
Income taxes	590	338	74.6%
Net income	913	905	0.9%
Preferred stock dividends	194	74	162.2%

Net income applicable to common shares	$719	$831	-13.5%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q2 2012 vs Q2 2011

	For the Quarter Ended		Percent
	6/30/2012	6/30/2011	Change
Per Share Data
Earnings per common share
Basic	$0.10	$0.11	-9.1%
Diluted	$0.09	$0.11	-18.2%

Average shares outstanding
Basic	7,425,472	7,425,472	0.0%
Diluted	8,927,802	7,425,472	20.2%

Performance Ratios
Return on average equity (A)	3.44%	3.96%	-13.1%
Return on average assets	0.25%	0.24%	4.2%
Net interest margin	3.20%	3.09%	3.6%
Efficiency ratio (B)	54.91%	58.00%	-5.3%

NOTE (A) – Net income divided by total average shareholders’ equity.

NOTE (B) – Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Six Month Performance Summary -- 2012 vs 2011

	For the Six Months Ended		Percent
Dollars in thousands	6/30/2012	6/30/2011	Change
Condensed Statements of Income
Interest income
Loans, including fees	$28,406	$30,096	-5.6%
Securities	4,645	6,168	-24.7%
Other	24	45	-46.7%
Total interest income	33,075	36,309	-8.9%
Interest expense
Deposits	7,073	9,410	-24.8%
Borrowings	6,013	6,637	-9.4%
Total interest expense	13,086	16,047	-18.5%
Net interest income	19,989	20,262	-1.3%
Provision for loan losses	4,002	6,000	-33.3%
Net interest income after provision
for loan losses	15,987	14,262	12.1%

Noninterest income
Insurance commissions	2,299	2,384	-3.6%
Service fees related to deposit accounts	2,089	1,946	7.3%
Realized securities gains	1,485	1,946	-23.7%
Gain (loss) on sale of assets	(599)	147	NM
Other-than-temporary impairment of securities	(335)	(1,761)	-81.0%
Write-downs of foreclosed properties	(3,543)	(4,132)	-14.3%
Other income	1,135	844	34.5%
Total noninterest income	2,531	1,374	84.2%
Noninterest expense
Salaries and employee benefits	7,793	8,028	-2.9%
Net occupancy expense	969	990	-2.1%
Equipment expense	1,196	1,161	3.0%
Professional fees	531	389	36.5%
FDIC premiums	1,022	1,279	-20.1%
Foreclosed properties expense	623	846	-26.4%
Other expenses	2,701	2,186	23.6%
Total noninterest expense	14,835	14,879	-0.3%
Income before income taxes	3,683	757	386.5%
Income taxes	1,073	100	973.0%
Net income	2,610	657	297.3%
Preferred stock dividends	388	148	162.2%

Net income applicable to common shares	$2,222	$509	336.5%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Six Month Performance Summary -- 2012 vs 2011

	For the Six Months Ended		Percent
	6/30/2012	6/30/2011	Change
Per Share Data
Earnings per common share
Basic	$0.30	$0.07	328.6%
Diluted	$0.27	$0.07	285.7%

Average shares outstanding
Basic	7,425,472	7,425,472	0.0%
Diluted	9,601,040	7,425,472	29.3%

Performance Ratios
Return on average equity (A)	4.96%	1.50%	230.7%
Return on average assets	0.36%	0.09%	300.0%
Net interest margin	3.20%	3.10%	3.2%
Efficiency ratio (B)	55.66%	58.40%	-4.7%

NOTE (A) – Net income divided by total average shareholders’ equity.

NOTE (B) – Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
Dollars in thousands	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011
Condensed Statements of Income
Interest income
Loans, including fees	$14,041	$14,365	$14,362	$14,717	$14,956
Securities	2,225	2,421	2,711	2,920	3,125
Other	12	11	13	15	28
Total interest income	16,278	16,797	17,086	17,652	18,109
Interest expense
Deposits	3,360	3,713	4,302	4,561	4,667
Borrowings	2,947	3,066	3,123	3,170	3,282
Total interest expense	6,307	6,779	7,425	7,731	7,949
Net interest income	9,971	10,018	9,661	9,921	10,160
Provision for loan losses	2,001	2,001	1,999	2,001	3,000
Net interest income after provision
for loan losses	7,970	8,017	7,662	7,920	7,160

Noninterest income
Insurance commissions	1,141	1,158	1,003	1,073	1,143
Service fees related to deposit accounts	1,075	1,014	1,102	1,078	1,057
Realized securities gains	320	1,165	542	1,517	318
Gain (loss) on sale of assets	(523)	(77)	18	130	77
Other-than-temporary impairment of securities	(106)	(229)	(401)	(484)	(532)
Write-downs of foreclosed properties	(1,631)	(1,912)	(882)	(1,637)	(689)
Other income	552	584	607	510	481
Total noninterest income	828	1,703	1,989	2,187	1,855
Noninterest expense
Salaries and employee benefits	3,892	3,901	3,846	3,959	4,055
Net occupancy expense	490	479	472	473	481
Equipment expense	603	594	593	589	581
Professional fees	227	304	501	265	193
FDIC premiums	500	522	564	580	586
Foreclosed properties expense	248	374	441	389	412
Other expenses	1,335	1,365	1,417	1,318	1,464
Total noninterest expense	7,295	7,539	7,834	7,573	7,772
Income before income taxes	1,503	2,181	1,817	2,534	1,243
Income taxes	590	483	337	598	338
Net income	913	1,698	1,480	1,936	905
Preferred stock dividends	194	194	149	74	74
Net income applicable to common shares	$719	$1,504	$1,331	$1,862	$831

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011
Per Share Data
Earnings per common share
Basic	$0.10	$0.20	$0.18	$0.25	$0.11
Diluted	$0.09	$0.18	$0.16	$0.24	$0.11

Average shares outstanding
Basic	7,425,472	7,425,472	7,425,472	7,425,472	7,425,472
Diluted	8,927,802	9,600,017	9,044,976	8,110,070	7,425,472

Performance Ratios
Return on average equity (A)	3.47%	6.49%	5.87%	8.22%	3.96%
Return on average assets	0.25%	0.47%	0.41%	0.53%	0.24%
Net interest margin	3.20%	3.20%	3.03%	3.08%	3.09%
Efficiency ratio - (B)	54.91%	56.45%	60.10%	57.29%	58.00%

NOTE (A) – Net income divided by total average shareholders’ equity.

NOTE (B) – Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Selected Balance Sheet Data

	For the Quarter Ended
Dollars in thousands, except per share amounts	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011

Assets
Cash and due from banks	$4,266	$4,059	$4,398	$3,596	$4,515
Interest bearing deposits other banks	14,288	26,855	28,294	39,103	24,658
Securities	289,151	292,002	286,599	292,442	295,806
Loans, net	948,294	957,797	965,516	964,349	971,127
Property held for sale	60,069	61,584	63,938	63,335	66,188
Premises and equipment, net	21,470	21,756	22,084	22,334	22,587
Intangible assets	8,475	8,563	8,651	8,739	8,826
Cash surrender value of life insurance policies	29,808	29,559	29,284	29,034	28,762
Other assets	40,620	42,190	41,357	41,652	45,517
Total assets	$1,416,441	$1,444,365	$1,450,121	$1,464,584	$1,467,986

Liabilities and Shareholders' Equity
Retail deposits	$767,413	$785,283	$784,029	$816,904	$809,952
Wholesale deposits	234,256	225,856	232,471	230,405	236,142
Short-term borrowings	10,957	15,956	15,956	955	2,047
Long-term borrowings and
subordinated debentures	290,024	303,510	306,643	308,420	319,020
Other liabilities	8,084	9,361	8,456	8,976	8,966
Shareholders' equity	105,707	104,399	102,566	98,924	91,859
Total liabilities and shareholders' equity	$1,416,441	$1,444,365	$1,450,121	$1,464,584	$1,467,986

Book value per common share (A)	$11.01	$10.87	$10.68	$10.96	$11.34
Tangible book value per common share (A)	$10.13	$9.98	$9.78	$9.99	$10.25
Tangible equity / Tangible assets	6.9%	6.7%	6.5%	6.2%	5.7%

NOTE  (A) – Assumes conversion of all outstanding shares of convertible preferred stock.

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Regulatory Capital Ratios

	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011
Summit Financial Group, Inc.
Total Risk Based Capital	13.6%	13.3%	13.0%	12.3%	11.9%
Tier 1 Risk Based Capital	11.1%	10.8%	10.5%	9.7%	9.3%
Tier 1 Leverage Ratio	7.9%	7.8%	7.6%	6.9%	6.7%

Summit Community Bank, Inc.
Total Risk Based Capital	14.3%	14.0%	13.6%	13.4%	12.8%
Tier 1 Risk Based Capital	13.1%	12.7%	12.3%	12.1%	11.5%
Tier 1 Leverage Ratio	9.3%	9.1%	8.9%	8.7%	8.3%

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Loan Composition

Dollars in thousands	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011

Commercial	$92,060	$99,386	$99,024	$94,801	$96,796
Commercial real estate
Owner occupied	152,347	153,528	158,754	166,813	169,935
Non-owner occupied	280,891	275,727	270,226	253,538	248,930
Construction and development
Land and development	84,383	88,212	93,035	94,023	94,464
Construction	1,793	2,148	2,936	9,445	12,223
Residential real estate
Non-jumbo	217,321	219,485	221,733	224,499	228,205
Jumbo	61,962	62,836	61,535	62,255	60,817
Home equity	51,692	50,884	50,898	51,025	50,884
Consumer	21,212	21,573	22,325	22,988	23,773
Other	2,523	2,540	2,762	2,911	3,116
Total loans, net of unearned fees	966,184	976,319	983,228	982,298	989,143
Less allowance for loan losses	17,890	18,522	17,712	17,949	18,016
Loans, net	$948,294	$957,797	$965,516	$964,349	$971,127

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Retail Deposit Composition

Dollars in thousands	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011
Non interest bearing checking	$96,172	$87,916	$88,655	$85,406	$85,964
Interest bearing checking	164,867	172,506	158,483	163,840	150,004
Savings	204,509	212,402	208,809	208,030	212,745
Time deposits	301,865	312,459	328,082	359,628	361,239
Total retail deposits	$767,413	$785,283	$784,029	$816,904	$809,952

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information

	For the Quarter Ended
Dollars in thousands	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011
Gross loan charge-offs	$2,790	$1,340	$2,368	$2,157	$2,022
Gross loan recoveries	(156)	(149)	(133)	(89)	(104)
Net loan charge-offs	$2,634	$1,191	$2,235	$2,068	$1,918

Net loan charge-offs to average loans (annualized)	1.08%	0.49%	0.91%	0.84%	0.76%
Allowance for loan losses	$17,890	$18,523	$17,712	$17,949	$18,016
Allowance for loan losses as a percentage
of period end loans	1.85%	1.89%	1.80%	1.82%	1.82%
Nonperforming assets:
Nonperforming loans
Commercial	$6,476	$2,477	$3,259	$3,473	$2,212
Commercial real estate	3,536	4,282	7,163	8,398	8,093
Commercial construction and development	662	799	1,052	-	-
Residential construction and development	16,735	21,375	22,634	17,506	19,222
Residential real estate	18,550	17,754	18,187	6,818	9,237
Consumer	78	81	145	87	130
Total nonperforming loans	46,037	46,768	52,440	36,282	38,894
Foreclosed properties
Commercial	-	-	-	597	597
Commercial real estate	12,029	14,703	15,721	14,256	14,179
Commercial construction and development	18,632	17,377	17,101	16,960	16,886
Residential construction and development	26,014	25,724	27,877	27,804	30,512
Residential real estate	3,393	3,780	3,239	3,718	4,014
Total foreclosed properties	60,068	61,584	63,938	63,335	66,188
Other repossessed assets	-	266	263	262	264
Total nonperforming assets	$106,105	$108,618	$116,641	$99,879	$105,346

Nonperforming loans to period end loans	4.76%	4.79%	5.33%	3.69%	3.93%
Nonperforming assets to period end assets	7.49%	7.52%	8.04%	6.82%	7.18%

Loans Past Due 30-89 Days
	For the Quarter Ended
In thousands	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011

Commercial	$300	$689	$533	$255	$1,572
Commercial real estate	1,787	2,776	5,746	2,797	2,756
Construction and development	293	518	1,756	1,251	163
Residential real estate	5,763	5,509	6,633	4,779	6,603
Consumer	408	242	466	308	415
Total	$8,551	$9,734	$15,134	$9,390	$11,509

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
Q2 2012 vs Q2 2011
	Q2 2012			Q2 2011
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$966,068	$13,960	5.81%	$986,545	$14,884	6.05%
Tax-exempt	6,820	123	7.25%	4,783	97	8.13%
Securities
Taxable	234,196	1,554	2.67%	270,812	2,574	3.81%
Tax-exempt	71,077	1,007	5.70%	50,968	835	6.57%
Interest bearing deposits other banks
and Federal funds sold	23,671	12	0.20%	43,741	27	0.25%
Total interest earning assets	1,301,832	16,656	5.15%	1,356,849	18,417	5.44%

Noninterest earning assets
Cash & due from banks	4,266			3,756
Premises & equipment	21,656			22,737
Other assets	123,796			115,920
Allowance for loan losses	(18,503)			(18,075)
Total assets	$1,433,047			$1,481,187

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$166,309	$82	0.20%	$152,587	$101	0.27%
Savings deposits	208,277	351	0.68%	211,618	504	0.96%
Time deposits	535,649	2,926	2.20%	608,669	4,061	2.68%
Short-term borrowings	15,901	11	0.28%	2,035	1	0.20%
Long-term borrowings and
subordinated debentures	295,838	2,936	3.99%	319,533	3,282	4.12%
Total interest bearing liabilities	1,221,974	6,306	2.08%	1,294,442	7,949	2.46%

Noninterest bearing liabilities
Demand deposits	93,995			86,216
Other liabilities	11,050			9,127
Total liabilities	1,327,019			1,389,785

Shareholders' equity - preferred	9,326			3,519
Shareholders' equity - common	96,702			87,883
Total liabilities and
shareholders' equity	$1,433,047			$1,481,187

NET INTEREST EARNINGS		$10,350			$10,468

NET INTEREST MARGIN			3.20%			3.09%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
YTD 2012 vs YTD 2011

	YTD 2012			YTD 2011
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$969,965	$28,239	5.85%	$993,905	$29,967	6.08%
Tax-exempt	7,034	253	7.23%	4,861	195	8.09%
Securities
Taxable	234,584	3,252	2.79%	270,338	5,183	3.87%
Tax-exempt	71,318	2,111	5.95%	44,434	1,492	6.77%
Interest bearing deposits other banks
and Federal funds sold	24,277	24	0.20%	40,075	45	0.23%
Total interest earning assets	1,307,178	33,879	5.21%	1,353,613	36,882	5.49%

Noninterest earning assets
Cash & due from banks	4,169			3,894
Premises & equipment	21,818			22,857
Other assets	124,321			114,467
Allowance for loan losses	(18,377)			(18,095)
Total assets	$1,439,109			$1,476,736

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$163,228	$164	0.20%	$150,437	$201	0.27%
Savings deposits	210,030	733	0.70%	204,666	1,005	0.99%
Time deposits	543,169	6,176	2.29%	615,953	8,204	2.69%
Short-term borrowings	15,145	16	0.21%	1,886	2	0.21%
Long-term borrowings and
subordinated debentures	300,433	5,996	4.01%	321,370	6,635	4.16%
	1,232,005	13,085	2.14%	1,294,312	16,047	2.50%
Noninterest bearing liabilities
Demand deposits	90,498			82,142
Other liabilities	11,323			9,378
Total liabilities	1,333,826			1,385,832

Shareholders' equity - preferred	9,326			3,519
Shareholders' equity - common	95,957			87,385
Total liabilities and
shareholders' equity	$1,439,109			$1,476,736

NET INTEREST EARNINGS		$20,794			$20,835

NET INTEREST MARGIN			3.20%			3.10%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

	For the Quarter Ended		For the Six Months Ended
Dollars in thousands	6/30/2012	6/30/2011	6/30/2012	6/30/2011

Net income applicable to common shares - excluding
realized securities gains, gains/(losses) on sales of
assets, other-than-temporary impairment of securities
and write-downs of foreclosed properties	$1,941	$1,351	$4,106	$2,902

Realized securities gains	320	318	1,485	1,946
Applicable income tax effect	(118)	(118)	(549)	(720)
Gains (losses) on sales of assets	(523)	77	(599)	147
Applicable income tax effect	194	(28)	222	(54)
Other-than-temporary impairment of securities	(106)	(532)	(335)	(1,761)
Applicable income tax effect	39	197	124	652
Write-downs foreclosed properties	(1,631)	(689)	(3,543)	(4,132)
Applicable income tax effect	603	255	1,311	1,529
	(1,222)	(520)	(1,884)	(2,393)
GAAP net income applicable to common shares	$719	$831	$2,222	$509

Diluted earnings per common share - excluding
realized securities gains, gains/(losses) on sales of
assets, other-than-temporary impairment of securities
and write-downs of foreclosed properties	$0.22	$0.17	$0.47	$0.40

Realized securities gains	0.03	0.04	0.15	0.26
Applicable income tax effect	(0.01)	(0.01)	(0.06)	(0.10)
Gains (losses) on sales of assets	(0.05)	0.01	(0.06)	0.02
Applicable income tax effect	0.02	-	0.02	(0.01)
Other-than-temporary impairment of securities	(0.01)	(0.07)	(0.03)	(0.24)
Applicable income tax effect	-	0.03	0.01	0.09
Write-downs of foreclosed properties	(0.17)	(0.09)	(0.37)	(0.56)
Applicable income tax effect	0.06	0.03	0.14	0.21
	(0.13)	(0.06)	(0.20)	(0.33)
GAAP diluted earnings per common share	$0.09	$0.11	$0.27	$0.07

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

	For the Quarter Ended		For the Six Months Ended
Dollars in thousands	6/30/2012	6/30/2011	6/30/2012	6/30/2011

Total revenue - excluding realized securities gains,
other-than-temporary impairment of securities and
write-downs of foreclosed properties	$12,739	$12,841	$25,512	$25,536

Realized securities gains	320	318	1,485	1,946
Gains (losses) on sales of assets	(523)	77	(599)	47
Other-than-temporary impairment of securities	(106)	(532)	(335)	(1,761)
Write-downs of foreclosed properties	(1,631)	(689)	(3,543)	(4,132)
	(1,940)	(826)	(2,992)	(3,900)
GAAP total revenue	$10,799	$12,015	$22,520	$21,636

Total noninterest income - excluding realized securities
gains, other-than-temporary impairment of securities
and write-downs of foreclosed properties	$2,768	$2,681	$5,523	$5,274

Realized securities gains	320	318	1,485	1,946
Gains (losses) on sales of assets	(523)	77	(599)	47
Other-than-temporary impairment of securities	(106)	(532)	(335)	(1,761)
Write-downs of foreclosed properties	(1,631)	(689)	(3,543)	(4,132)
	(1,940)	(826)	(2,992)	(3,900)
GAAP total noninterest income	$828	$1,855	$2,531	$1,374